UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 18, 2018

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	1-4347 (Commission File Number)	06-0513860 (I.R.S. Employer Identification No.)

2225 W. Chandler Blvd., Chandler, AZ 85224
(Address of principal executive offices) (Zip Code)
(480) 917-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2018, Mark Weaver, who currently serves as Chief Accounting Officer of Rogers Corporation (the “Company”), was appointed as interim Principal Financial Officer, effective May 17, 2018. Mr. Weaver is expected to serve as interim Principal Financial Officer until the Company hires a new Chief Financial Officer, who will serve in that capacity on a permanent basis.

Mr. Weaver, 57, has served as the Company’s Chief Accounting Officer since March 2018. Mr. Weaver joined the Company as Corporate Controller in November 2017. From December 2016 through November 2017, Mr. Weaver served as Vice President, Corporate Controller, and Chief Accounting Officer of Internap Corporation, a public company based in Atlanta, Georgia that specializes in the provision of Internet infrastructure services. From March 2015 to December 2016, Mr. Weaver also served as a finance and reporting consultant at Resources Global Professionals, a multinational professional services firm. From 2011 through 2014, Mr. Weaver served as Chief Accounting Officer and Vice President, US GAAP Reporting, and Compliance Officer at NXP Semiconductors N.V., a public company based in the Netherlands.

There is no arrangement or understanding between Mr. Weaver and any other person pursuant to which he was selected as interim Principal Financial Officer. In addition, as previously disclosed, there are no familial relationships between Mr. Weaver and any director or executive officer of the Company, and Mr. Weaver has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION (Registrant)

Date: May 18, 2018	By:	/s/ Jay B. Knoll
Jay B. Knoll
Senior Vice President, Corporate Development, General Counsel and Corporate Secretary